Exhibit 99.1

Ouster’s 1-for-10 Reverse Stock Split Becomes Effective

The Company’s common stock will begin trading on a split-adjusted basis on April 21, 2023

SAN FRANCISCO, CA – April 20, 2023 - 4:05 PM – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-performance lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced today that its previously announced 1-for-10 reverse stock split (“reverse split”) of the Company’s common stock, par value $0.0001 per share, and corresponding common stock adjustment became effective at 1:01 p.m. Pacific Time on April 20, 2023. The Company’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”) when the markets open on Friday, April 21, 2023, under the existing trading symbol “OUST” and new CUSIP number: 68989M 202.

The reverse split affected all issued and outstanding shares of common stock. As a result of the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock automatically combined into one share of issued and outstanding common stock. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share of common stock. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares, as described above.

The terms of outstanding warrants and equity-based awards (including exercise price and number of shares issuable thereunder) are being proportionately adjusted, in accordance with the terms of the applicable agreement. Specifically, following effectiveness, every 10 shares of the Company’s common stock that may be purchased pursuant to the exercise of warrants now represent one share of the Company’s common stock that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “OUST.WS”, every 10 warrants will be exercisable for one share of common stock at an exercise price of $115 per share of common stock, and for the Company’s warrants trading under the symbol “OUST.WSA”, every 10 warrants will be exercisable for 0.6153 shares of common stock at an exercise price of $140.20 per 0.6153 shares of common stock. The CUSIP numbers for the Company’s warrants will not change. Per the terms of the applicable warrant agreement, no fractional shares will be issued upon exercise of a warrant.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of high-resolution scanning and solid-state digital lidar sensors, Velodyne Lidar sensors, and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. With a global team and high-volume manufacturing, Ouster supports over 850 customers in approximately 50 countries. Ouster is headquartered in San Francisco, CA, with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding the timing of the trading of the Company’s common stock on NYSE on a split-adjusted basis. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, the important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

Contacts

Investors

Sarah Ewing

investors@ouster.io

Media

Heather Shapiro

press@ouster.io